Kinetik Reports First Quarter 2025 Financial and Operating Results
•Generated first quarter net income of $19.3 million and Adjusted EBITDA1 of $250.0 million
•Achieved quarterly gas processed volumes of 1.80 Bcf/d, up 17% year-over-year
•Progressed construction on the 220 Mmcf/d Kings Landing Complex (“Kings Landing”) in New Mexico with commissioning expected to start in six weeks and commencing operations in early third quarter of 2025
•Affirming 2025 Adjusted EBITDA1 Guidance range of $1.09 billion to $1.15 billion and Capital Guidance range of $450 million to $540 million
•Kinetik’s Board of Directors authorized an increase to its existing share repurchase program to $500 million
HOUSTON and MIDLAND, Texas, May 7, 2025 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended March 31, 2025.
First Quarter 2025 Results and Commentary

For the three months ended March 31, 2025, Kinetik reported net income including noncontrolling interest of $19.3 million.

Kinetik generated Adjusted EBITDA1 of $250.0 million, Distributable Cash Flow1 of $157.0 million, and Free Cash Flow1 of $120.4 million for the three months ended March 31, 2025, respectively. For the three months ended March 31, 2025, Kinetik processed natural gas volumes of 1.80 Bcf/d.

“The start to 2025 has been marked with early successes, macroeconomic uncertainty, and the prospect of exciting potential opportunities,” said Jamie Welch, Kinetik’s President & Chief Executive Officer. “Despite winter weather and the recent, elevated volatility, Kinetik is pleased to report another solid quarter that slightly exceeded our internal estimates. Adjusted EBITDA1 of $250 million represents a 7% increase year-over-year driven by growth in processed gas volumes and margin expansion in the Midstream Logistics segment. Processed gas volumes were up sequentially, largely driven by the return to production at Alpine High.”

“Today, we are facing significant macroeconomic uncertainty, potentially increasing input costs related to tariffs and decreasing energy commodity prices. However, Kinetik is well positioned to navigate this uncertainty and is poised to capitalize in an opportunity-rich Permian Basin.”

“First, our Operations team did a great job proactively procuring large purchase orders of steel pipe in advance of expected higher prices and tariffs. Our announced capital projects slated through 2026 are largely insulated from any changes to tariff rates. Second, management will continue to vigilantly focus on what is within our control to further strengthen our business, applying a high-level of scrutiny to operating, capital and G&A spending. Third, we are in a fortunate position with a high degree of flexibility with respect to capital allocation, as we have less than $50 million of committed growth capital in 2026 and thereafter. Lastly, while it is too early to make any determinations regarding medium- and long-term producer drilling activity, Kinetik’s fee-based and take-or-pay contract structures, volumes currently curtailed across our Delaware North system, as well as previously stated contractual benefits over the next several years, provide strong visibility and de-risk our multi-year earnings growth and free cash flow generation outlook.”
Welch continued, “As we look ahead to next quarter and the remainder of the year, we believe that Kinetik’s 2025 earnings profile is a tale of two halves. We anticipate annualized first half 2025 Adjusted EBITDA1,2 of approximately $1 billion. Accounting for the ramp in processed gas volumes following the commissioning of Kings Landing and our customers’ current development plans, we expect to reach annualized fourth quarter 2025 Adjusted EBITDA1,2 of approximately $1.2 billion. Current energy commodity price futures3 are lower than the commodity price assumptions underlying our Guidance. If actual prices for the balance of the year are consistent with current commodity price futures, full year Adjusted EBITDA1 would be negatively impacted by approximately $20 million3. Furthermore, as our customers plan for current crude oil prices, development schedules recently received reflect a measured slowdown in activity later this year. Several well pads that were previously expected to be connected to our system during the fourth quarter of 2025 are now expected in 2026. To the extent that the current environment persists for the remainder of the year, we expect to be within our 2025 Adjusted EBITDA1 Guidance range of $1.09 billion to $1.15 billion.”

“While the Permian Basin will not be immune to the impact of lower commodity prices, as seen during recent downcycles, it is the best and most resilient hydrocarbon basin in our industry due to our customers’ low break-evens and healthy financial profiles. As a pure-play Permian midstream business, we recognize there will be opportunities in the face of potential uncertainty. Therefore, we are cautiously proceeding with the development of new, large-scale infrastructure projects, such as an expansion at Kings Landing or the behind-the-meter power generation opportunity in Reeves County, Texas. We remain focused on and committed to finding and maximizing value for our shareholders, while providing flow assurance and operational reliability for our customers’ production and continued development in the Delaware Basin.”

“Since the merger in early 2022, we have successfully prioritized our deleveraging efforts and focused on a limited, short-cycle committed project capital backlog, affording us with substantial financial flexibility. As such, Kinetik is pleased to announce that the Board of Directors has authorized an increase to our existing repurchase program of up to $500 million of Kinetik’s common stock. With Management and the Board’s conviction in the Company’s earnings growth and strengthening free cash flow generation, we are confident that now is the time to increase capital returns to our shareholders via opportunistic common stock repurchases. Further demonstrating our team’s belief in Kinetik’s value proposition, senior management will receive a material percentage of this year’s remaining salary in Kinetik common stock, including myself at 100%.”
Financial
a.Achieved quarterly net income of $19.3 million and Adjusted EBITDA1 of $250.0 million.
b.Issued additional $250 million of 6.625% sustainability-linked senior notes in March with net proceeds used for general corporate purposes and repayment of a portion of the borrowings outstanding under the revolving credit facility.
c.Renewed and amended the existing accounts receivable securitization facility and increased the facility to $250 million.
d.Exited the quarter with a Leverage Ratio1,4 per the Company’s Credit Agreement of 3.4x and a Net Debt to Adjusted EBITDA1,5 Ratio of 3.8x.

Selected Key Metrics

Three Months Ended March 31,
2025

(In thousands, except ratios)
Net income including noncontrolling interest	$19,262
Adjusted EBITDA[1]	$250,017
Distributable Cash Flow[1]	$156,981
Dividend Coverage Ratio[1,6]	1.3x
Capital Expenditures[7]	$78,074
Free Cash Flow[1]	$120,393
Leverage Ratio[1,4]	3.4x
Net Debt to Adjusted EBITDA Ratio[1,5]	3.8x
Common stock issued and outstanding[8]	$157,961

	March 31, 2025	December 31, 2024

	(In thousands)
Net Debt[1,9]	$3,734,955	$3,526,594
Operational and Commercial
a.Substantial construction progress has been made at Kings Landing in Eddy County, New Mexico in the first quarter. Planned start-up remains on schedule with commissioning expected to begin in six weeks.
b.Right of way approval process continues for the ECCC Pipeline with construction expected to begin in the third quarter of 2025 and in-service in the first quarter of 2026.
c.Executed a new long-term gas gathering and processing agreement with an existing large, private producer in Reeves County, Texas with production expected to start later in 2025.
Governance
a.Kinetik’s Annual Meeting will be held virtually on May 19, 2025 at 10:00 am Central Daylight Time (11:00 am Eastern Daylight Time). Proxy materials can be found by visiting the Investors section of Kinetik’s website.
b.Anne Psencik, Chief Strategy Officer, will retire, effective June 30, 2025, and continue to consult for the Company.
Upcoming Tour Dates
Kinetik plans to participate at the following upcoming conferences and events:
a.22nd Annual Energy Infrastructure CEO & Investor Conference in Miami on May 20th - 22nd
b.RBC Capital Markets Global Energy, Power & Infrastructure Conference in New York on June 4th
c.JP Morgan Energy, Power, Renewables & Mining Conference in New York on June 24th - 25th
d.TD Securities Calgary Energy, Power & Utilities Conference in Calgary on July 8th - 9th
Investor Presentation

An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.ir.kinetik.com.
Conference Call and Webcast
Kinetik will host its first quarter 2025 results conference call on Thursday, May 8, 2025 at 8:00 am Central Daylight Time (9:00 am Eastern Daylight Time) to discuss first quarter results. To access a live webcast of the conference call, please visit the Investors section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call also will be available on the website following the call.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Contacts
Kinetik Investors:
Alex Durkee
(713) 574-4743
investors@kinetik.com
Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future business strategy and plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, sustainability goals and initiatives, expansion projects and the timing thereof, future operations, and 2025 financial guidance and 2025 annualized guidance; growth opportunities; the amount and timing of future share repurchases; the Company’s projected dividend amounts and the timing thereof; and the Company’s leverage and financial profile. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2024. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement whether as a result of new information, future development, or otherwise, except as may be required by law.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.
Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in accordance with GAAP. Adjusted EBITDA, Distributable Cash Flow, Free Cash Flow, Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” elsewhere in this news release. This news release also includes certain forward-looking non-GAAP financial information. Reconciliations of these forward-looking non-GAAP measures to their most directly comparable GAAP measure are not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various reconciling items that would impact the most directly comparable forward-looking GAAP financial measure, that have not yet occurred, are out of Kinetik’s control and/or cannot be reasonably predicted. Accordingly, such reconciliation is excluded from this new release. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

1.A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2.A reconciliation of expected full year, annualized first half 2025 or annualized fourth quarter 2025 Adjusted EBITDA to net income (loss), the closest GAAP financial measure, cannot be provided without unreasonable efforts due to the inherent difficulty in quantifying certain amounts, including share-based compensation expense, which is affected by factors including future personnel needs and the future prices of our Class A Common Stock, which may be significant.
3.Current commodity strip pricing as of April 29, 2025.
4.Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated in the Company’s credit agreement. The calculation includes EBITDA Adjustments for Qualified Projects, Acquisitions and Divestitures.
5.Net Debt to Adjusted EBITDA Ratio is defined as Net Debt divided by last twelve months Adjusted EBITDA.
6.Dividend Coverage Ratio is Distributable Cash Flow divided by total declared dividends of $124.0 million for the three months ended March 31, 2025.
7.Net of contributions in aid of construction and returns of invested capital from unconsolidated affiliates.
8.Issued and outstanding shares of 157,961,246 is the sum of 60,922,044 shares of Class A common stock and 97,039,202 shares of Class C common stock. Excludes 7,680,492 shares of Class C common stock to be issued on July 1, 2025 in connection with the Durango Permian acquisition.
9.Net Debt is defined as total current and long-term debt, excluding deferred financing costs, less cash and cash equivalents.

KINETIK HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2025	2024

	(In thousands, except per share data)
Operating revenues:
Service revenue	$127,926	$102,195
Product revenue	312,505	236,567
Other revenue	2,832	2,632
Total operating revenues	443,263	341,394
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below) (1)	223,364	153,687
Operating expenses	63,603	43,406
Ad valorem taxes	6,791	6,292
General and administrative expenses	37,592	34,136
Depreciation and amortization expenses	92,673	73,606
(Gain) loss on disposal of assets, net	(40)	4,166
Total operating costs and expenses	423,983	315,293
Operating income	19,280	26,101
Other income (expense):
Interest and other income	785	91
Interest expense	(55,714)	(47,467)
Equity in earnings of unconsolidated affiliates	57,478	60,469
Total other income, net	2,549	13,093
Income before income taxes	21,829	39,194
Income tax expense	2,567	3,787
Net income including noncontrolling interest	19,262	35,407
Net income attributable to Common Unit limited partners	13,132	23,857
Net income attributable to Class A Common Stock Shareholders	$6,130	$11,550

Net income attributable to Class A Common Shareholders, per share
Basic	$0.05	$0.12
Diluted	$0.05	$0.12

Weighted-average shares
Basic	60,162	57,869
Diluted	61,001	58,392

(1) Cost of sales (exclusive of depreciation and amortization) is net of gas service fees totaling $62.2 million and $44.5 million for the three months ended March 31, 2025 and 2024, respectively, for certain volumes, where we act as principal.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended March 31,
	2025	2024

	(In thousands)
Net Income Including Noncontrolling Interests to Adjusted EBITDA
Net income including noncontrolling interest (GAAP)	$19,262	$35,407
Add back:
Interest expense	55,714	47,467
Income tax expense	2,567	3,787
Depreciation and amortization expenses	92,673	73,606
Amortization of contract costs	1,656	1,655
Proportionate EBITDA from unconsolidated affiliates	87,530	88,402
Share-based compensation	20,653	22,561
(Gain) loss on disposal of assets, net	(40)	4,166
Commodity hedging unrealized loss	18,127	15,088
Integration costs	3,538	41
Other one-time costs or amortization	6,605	2,425
Deduct:
Interest income	790	577
Equity income from unconsolidated affiliates	57,478	60,469
Adjusted EBITDA(1) (non-GAAP)	$250,017	$233,559

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$250,017	$233,559
Proportionate EBITDA from unconsolidated affiliates	(87,530)	(88,402)
Returns on invested capital from unconsolidated affiliates	63,337	77,213
Interest expense	(55,714)	(47,467)
Unrealized gain on interest rate derivatives	(670)	(9,377)
Maintenance capital expenditures	(12,459)	(11,000)
Distributable cash flow (non-GAAP)	$156,981	$154,526

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$156,981	$154,526
Cash interest adjustment	32,674	(251)
Realized (loss) gain on interest rate swaps	(343)	3,952
Growth capital expenditures	(65,712)	(48,253)
Capitalized interest	(3,304)	(944)
Investments in unconsolidated affiliates	(888)	(3,273)
Returns of invested capital from unconsolidated affiliates	560	1,240
Contributions in aid of construction	425	514
Free cash flow (non-GAAP)	$120,393	$107,511

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	Three Months Ended March 31,
	2025	2024

	(In thousands)
Reconciliation of net cash provided by operating activities to Adjusted EBITDA
Net cash provided by operating activities	$176,830	$153,705
Net changes in operating assets and liabilities	(14,878)	11,504
Interest expense	55,714	47,467
Amortization of deferred financing costs	(1,972)	(1,699)
Current income tax expense	107	127
Returns on invested capital from unconsolidated affiliates	(63,337)	(77,213)
Proportionate EBITDA from unconsolidated affiliates	87,530	88,402
Derivative fair value adjustment and settlement	(17,457)	(5,711)
Commodity hedging unrealized loss	18,127	15,088
Interest income	(790)	(577)
Integration costs	3,538	41
Other one-time cost or amortization	6,605	2,425
Adjusted EBITDA(1) (non-GAAP)	$250,017	$233,559

Distributable Cash Flow(2)
Adjusted EBITDA (non-GAAP)	$250,017	$233,559
Proportionate EBITDA from unconsolidated affiliates	(87,530)	(88,402)
Returns on invested capital from unconsolidated affiliates	63,337	77,213
Interest expense	(55,714)	(47,467)
Unrealized gain on interest rate derivatives	(670)	(9,377)
Maintenance capital expenditures	(12,459)	(11,000)
Distributable cash flow (non-GAAP)	$156,981	$154,526

Free Cash Flow(3)
Distributable cash flow (non-GAAP)	$156,981	$154,526
Cash interest adjustment	32,674	(251)
Realized (loss) gain on interest rate swaps	(343)	3,952
Growth capital expenditures	(65,712)	(48,253)
Capitalized interest	(3,304)	(944)
Investments in unconsolidated affiliates	(888)	(3,273)
Returns of invested capital from unconsolidated affiliates	560	1,240
Contributions in aid of construction	425	514
Free cash flow (non-GAAP)	$120,393	$107,511

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)

	March 31,	December 31,
	2025	2024

	(In thousands)
Net Debt(4)
Short-term debt	$148,800	$140,200
Long-term debt, net	3,568,457	3,363,996
Plus: Debt issuance costs and debt premium, net	26,543	26,004
Total debt	3,743,800	3,530,200
Less: Cash and cash equivalents	8,845	3,606
Net debt (non-GAAP)	$3,734,955	$3,526,594

(1) Adjusted EBITDA is defined as net income including noncontrolling interest adjusted for interest, taxes, depreciation and amortization, gain or loss on disposal of assets and debt extinguishment, the proportionate EBITDA from our EMI pipelines, share-based compensation expense, noncash increases and decreases related to commodity hedging activities, integration and transaction costs and extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP.
(2) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from unconsolidated affiliates, returns on invested capital from unconsolidated affiliates, interest expense, net of amounts capitalized, unrealized gains or losses on interest rate derivatives and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(3) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in unconsolidated affiliates, returns of invested capital from unconsolidated affiliates, cash interest, capitalized interest, realized gains or losses on interest rate derivatives and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including non-controlling interest or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(4) Net Debt is defined as total short-term and long-term debt, excluding deferred financing costs, premiums and discounts, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.